UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   August 26, 2011

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas	77042

112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On August 26, 2011, the Company entered into a Supplemental Confirmation to the Master Confirmation entered into on March 22, 2011 (the “Master Confirmation,” and together with the Supplemental Confirmation, the “ASB Agreement”) with Goldman, Sachs & Co. (“Goldman”) relating to an accelerated stock buyback (“ASB”) program. Pursuant to the terms of the ASB Agreement, the Company will repurchase $150 million of its common stock from Goldman. The ASB Agreement represents the Company’s only ASB currently authorized by the Company’s Board of Directors.

In connection with the ASB the Company will pay $150 million to Goldman in exchange for one or more deliveries by Goldman of shares of the Company’s outstanding common stock. A substantial majority of the shares owed to the Company by Goldman will be delivered to the Company on August 31, 2011. The specific number of shares that ultimately will be repurchased by the Company under the ASB will be based on the volume-weighted average share price of the Company’s common stock during the term of the ASB Agreement, less an agreed discount. The Company expects the ASB to be completed early in the fourth quarter 2011, although the exact date of completion will depend on whether or when Goldman exercises an acceleration option that it has under the ASB Agreement. At settlement, the Company may be entitled to receive additional shares of common stock from Goldman or under certain circumstances may be required to issue additional shares or make a payment to Goldman at the Company’s option.

The ASB Agreement contains the principal terms and provisions governing the ASB, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman may delay any date of valuation or settlement under the ASB (such as upon the occurrence of certain market disruptions), the specific circumstances under which Goldman is permitted to make adjustments to the terms of the ASB or to terminate the ASB (such as upon the announcement of certain fundamental transactions affecting the Company), and various acknowledgements, representations and warranties made by the Company and Goldman to one another. The Master Confirmation has been previously filed with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 26, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The copy of the press release is furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Dresser-Rand Group Inc. Press Release dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.
(Registrant)

Date: August 26, 2011	By:	/s/ Mark E. Baldwin
Mark E. Baldwin
Executive Vice President and CFO

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Dresser-Rand Group Inc. Press Release dated August 26, 2011